UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of The Children’s Place Retail Stores, Inc. (the “Company”), the Board increased the number of directors constituting the entire Board from eight (8) to nine (9) and appointed Susan Patricia Griffith as an “independent” director of the Company within the meaning of the Marketplace Rules of the Nasdaq Stock Market LLC, to fill the vacancy created by such increase. Ms. Griffith will serve as a Class I director, holding office for the remainder of the full term of the Class I directors expiring at the annual meeting of stockholders of the Company to be held in 2013. Ms. Griffith has also been appointed as a member of the Compensation Committee of the Board.

Ms. Griffith, age 48, currently holds the position of Claims Group President of Progressive Corporation, a property and casualty insurance company listed on the New York Stock Exchange. As Claims Group President, Ms. Griffith has responsibility for the direct management of the claims organization, overseeing more than 12,000 employees across the United States. Ms. Griffith joined Progressive in 1988 and held positions of increasing responsibility, including six years as Chief Human Resources Officer, prior to her appointment in 2008 as Claims Group President.

There is no arrangement or understanding between Ms. Griffith and any other person pursuant to which Ms. Griffith was appointed as a director of the Company. Ms. Griffith will be eligible to participate in all non-management director compensation plans and arrangements available to the Company’s other independent directors. Accordingly, on the date of her appointment as a director, Ms. Griffith was granted a time-based restricted stock unit under the Company’s 2011 Equity Incentive Plan (the “Plan”) representing 488 shares of the Company’s common stock, par value $0.10 per share, which shares are deliverable to Ms. Griffith on the first anniversary of the date of grant, subject to the terms and conditions of the Plan.

A copy of the press release announcing the appointment of Ms. Griffith as a Class I director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated October 15, 2012 issued by the Company regarding the Company’s appointment of Ms. Griffith as a member of the Board.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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